SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 2, 2001




                        CITIZENS COMMUNICATIONS COMPANY
             (Exact name of Registrant as specified in its charter)


            Delaware                      001-11001              06-0619596
  (State or other jurisdiction          (Commission           (I.R.S. Employer
       of incorporation)                File Number)         Identification No.)

                        3 High Ridge Park, P.O. Box 3801
                           Stamford, Connecticut 06905
               (Address of Principal Executive Offices) (Zip Code)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                 ----------------------------------------------
          (Former name or former address, if changed since last report)








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Item 5.  Other Events.

         Citizens   Communications  Company  announced  on   July  2,  2001  the
         completion of its acquisition of Global Crossing's local exchange telephone business, which operates under the name Frontier Telephone.

Item 7.  Financial Statements, Exhibits

         (c) Exhibits

             99.1 Press Release of Citizens Communications Company released July 2, 2001 announcing the completion of its acquisition of Global Crossing's local exchange telephone business, which operates under the name Frontier Telephone.

                                                    Citizens Communications
                                                    3 High Ridge Park
                                                    Stamford, CT 06905
                                                    203.614.5600
                                                    Web site: www.czn.net

FOR IMMEDIATE RELEASE

Contact:                                Contact:
Brigid Smith                            Tor Constantino
A.V.P., Corporate Communications        Dir., Corporate Communications
Citizens Communications                 Frontier Telephone
203.614.5042                            716.777.1601
bsmith@czn.com                          salvatore_constantino@frontiercorp.com
--------------                          --------------------------------------

       CITIZENS COMMUNICATIONS COMPLETES ACQUISITION OF GLOBAL CROSSING'S
                           LOCAL TELEPHONE OPERATIONS
            CREATES ONE OF NATION'S LARGEST RLECs, SERVING MORE THAN
                            2.5 MILLION ACCESS LINES

Stamford, Conn., July 2, 2001 - Citizens Communications (NYSE:CZN, CZB) announced the completion of its acquisition of Global Crossing's local exchange telephone business, which operates under the name Frontier Telephone. The transaction involved the purchase of approximately 1.1 million telephone access lines for $3.5 billion in cash.

Leonard Tow, chairman and chief executive officer of Citizens Communications, said, "This is a momentous day for our company. With the closing of this transaction, Citizens becomes one of the nation's largest rural local exchange companies (RLEC). This acquisition gives us the critical mass and geographic concentration necessary to meet our corporate profitability goals. Frontier's talented management will be integrated with Citizens' management team and play an important role in the company's future, providing continuity of supervision for the acquired properties that will benefit both our customers and our shareholders."

Rudy Graf, president and chief operating officer of Citizens Communications, stated, "We are pleased to add Frontier's access lines, 85 percent of which are located in states in which we already operate, to our portfolio of properties. The Frontier name is one that customers associate with quality service."

Martin Mucci, Frontier's chief executive officer, said, "On behalf of Frontier Telephone's 3,000 employees, I want to say that we are all delighted to become a part of a company with such a long and distinguished history of providing quality wireline communications services to small- and medium-sized towns and cities."

About Citizens Communications
Citizens Communications serves 2.5 million access lines in 24 states and has contracted to acquire an additional 600,000 access lines. Citizens owns 85 percent of Electric Lightwave, Inc. (NASDAQ:ELIX), a facilities-based, integrated communications provider that offers a broad range of services to telecommunications-intensive businesses throughout the United States. More information about Citizens can be found at www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results because of, but not limited to, changes in the local and overall economy, changes in market conditions for debt and equity securities, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, changes in legal or regulatory policy, changes in legislation, the company's ability to identify future markets and successfully expand existing ones, the mix of products and services offered in the company's target markets, the effects of acquisitions and dispositions and the ability to effectively integrate businesses acquired. These important factors should be considered in evaluating any statement contained herein and/or made by the company or on its behalf. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

                                   Signature
                                   ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                CITIZENS COMMUNICATIONS COMPANY
                -------------------------------
                         (Registrant)


                  By: /s/ Robert J. Larson
                      -------------------------------------------
                      Robert J. Larson
                      Vice President and Chief Accounting Officer

Date: July 2, 2001